Exhibit 3.227

CERTIFICATE OF INCORPORATION

OF

NEW STAT HEALTHCARE, INC.

I.

The name of the corporation is New STAT Healthcare, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

The name and mailing address of the incorporator of the corporation is:

N. E. Chapman

12450 Greenspoint Dr., Suite 1200

Houston, Texas 77060

V.

A. The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Forty-five Million (45,000,000) shares of which Forty Million (40,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock. each such share with a par value of one cent ($0.01).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a “Preferred Stock Designation”); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status of authorized but unissued and undesignated Preferred Stock. If at any time subsequent to the issuance of shares of a particular series, there are no shares of such series remaining outstanding, such series thereupon shall constitute a wholly unissued series and may be altered (including without limitation the elimination of such series) to the full extent as hereinabove provided. The foregoing authority of the corporation’s Board of Directors expressly includes the authority to designate series of Preferred Stock with designations, powers, preferences, rights, qualifications, limitations and restrictions senior to, junior to, or on parity with, the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock or any series of outstanding Preferred Stock.

C. The Common Stock shall be subject to the prior and superior rights of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the stockholders.

VI.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the Bylaws.

B. The Board of Directors may from time to time make amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class), and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

C. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law. Effective upon the consummation of the transactions contemplated by that certain Amended and Restated Agreement and Plan of Reorganisation, dated March 15, 1996, as amended, among the corporation, STAT Healthcare, Inc., the corporations listed on Schedule A thereof and the partnerships listed on Schedule B thereof, the directors of the corporation shall classify its members into three classes as nearly equal in size as is practicable, which shall be hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the 1997 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 1998 annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the 1999 annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors are those directors who were so nominated and elected at the first annual meeting of stockholders. At each annual meeting of stockholders thereafter, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

The number of directors which constitute the whole Board of Directors of the corporation shall be designated in the bylaws of the corporation or by resolution adopted by the Board of Directors. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the corporation and until his or her successor shall have been duly elected and qualified.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VII.

In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such terms), the affirmative vote of the holders of a majority in interest of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in an annual election (the “Voting Stock”), voting together as a single class, shall be required to:

A. Remove a director without cause (for the purposes of this Article VII “cause shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the corporation, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in misconduct injurious to the corporation);

B. Amend, alter or repeal or adopt any provision inconsistent with Article VI or this Article VII; and

C. Amend, alter or repeal or adopt any provisions inconsistent with any provision, other than Article VI or this Article VII contained in this Certificate of Incorporation, unless otherwise approved by a majority of the entire Board of Directors.

VIII.

Effective upon the consummation of the transactions contemplated by that certain Amended and Restated Agreement and Plan of Reorganization, dated March 15, 1996, as amended, among the corporation, STAT Healthcare, Inc., the corporations listed on Schedule A thereof and the partnerships listed on Schedule B thereof, the stockholders of the corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

IX.

A director of the corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

X.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

XI.

The corporation is to have perpetual existence.

XII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 15th day of March, 1996.

/s/ N.E. Chapman
N.E. Chapman
Incorporator

CERTIFICATE OF MERGER

OF

AMHEALTH CORPORATION,

AMHEALTH ENTERPRISES OF THE VALLEY, INC., AND

AMHEALTH AMBULATORY SERVICES, INC.

INTO

NEW STAT HEALTHCARE, INC.

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

AmHealth Corporation, Inc. (“AmHealth”)	Texas
AmHealth Enterprises of the Valley, Inc. (“AEV”)	Texas
AmHealth Ambulatory Services, Inc. (“AAS”)	Texas
New STAT Healthcare, Inc. (“New STAT”)	Delaware

SECOND: That an Amended and Restated Agreement and Plan of Reorganization (“Reorganization Agreement”) between AmHealth, AEV, AAS, the AmHealth Partnerships named therein, New STAT, STAT Healthcare, Inc., a Delaware corporation, and STAT Acquisition Corp., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is New STAT Healthcare, Inc. (“STAT”), a Delaware corporation, which shall change its name to be STAT Healthcare, Inc.

FOURTH: That the Certificate of Incorporation of New STAT, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article First shall be amended to read as follows:

“The name of the corporation shall be STAT Healthcare, Inc.”

FIFTH: That the executed Reorganization Agreement is on file at the principal place of business of the surviving corporation, the address of which is 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060.

SIXTH: That a copy of the Reorganization Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

			Par value
Corporation	Class	Number of Shares	per share

AmHealth	Common Stock	1,000	$1.00
AEV	Common Stock	1,000	1.00
AAS	Common Stock	1,000	1.00

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed in its corporate name this 24 day of June, 1996.

NEW STAT HEALTHCARE, INC.

By:	/s/ N.E. Chapman
N.E. Chapman
Chief Financial Officer

CERTIFICATE OF MERGER

OF

SHI ACQUISITION CORP.

INTO

STAT HEALTHCARE, INC.

(UNDER SECTION 251 of THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE)

The undersigned corporation DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each constituent corporation of the merger is as follows:

STATE OF
NAME	INCORPORATION

STAT Healthcare, Inc.	Delaware
SHI Acquisition Corp.	Delaware

SECOND: An agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is STAT Healthcare. Inc.

FOURTH: The Certificate of Incorporation of STAT Healthcare, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The surviving corporation is a corporation incorporated in the State of Delaware.

SIXTH: The executed agent of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060.

SEVENTH: A copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, STAT Healthcare, Inc. has caused this certificate to be signed by Russell D. Schneider, its Chief Executive Officer, on the 10 day of December, 1996.

STAT HEALTHCARE, INC.

/s/ Russell D. Schneider
Russell D. Schneider
Chief Executive Officer

ATTEST:

By:	/s/ Ned E. Chapman
Ned E. Chapman

RESTATED CERTIFICATE OF INCORPORATION

of

STAT HEALTHCARE, INC.

STAT Healthcare, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of this corporation is STAT Healthcare, Inc. STAT Healthcare, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on March 15, 1996.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

The name of this corporation is STAT Healthcare, Inc.

ARTICLE II

The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

IN WITNESS WHEREOF, this corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President this 26 day of January, 1997.

STAT HEALTHCARE, INC.

By	/s/ Russell D. Schneider
Name: Russell D. Schneider
Title: President

ATTEST:

/s/ William George
Name: William George
Title: Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

****

STAT Healthcare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of STAT Healthcare, Inc. adopted the following resolution on the 27th day of March, 1997.

Resolved, that the registered office of STAT Healthcare, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, STAT Healthcare, Inc. has caused this statement to be signed by William George, its Vice President*, this 27 day of March, 1997.

/s/ William George
William George, Vice President
(Title)

*      Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Stat Healthcare, Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

Signed on June 3, 1999

/s/ Scott W. Roloff, Secretary
Scott W. Roloff, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Stat Healthcare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF. the corporation as caused this Certificate to be signed by an authorized officer, this 15th day of November, 2001.

/s/ Lori Evans
Lori Evans
Vice President/Assistant Secretary

*      Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate,

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT OF

STAT HEALTHCARE, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is:

STAT HEALTHCARE, INC.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2006

/s/ Todd Zimmerman
Name: Todd Zimmerman
Title: Ex. Vice President